EXHIBIT 1

AGREEMENT REGARDING JOINT FILING

The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Investments, L.L.C., a Delaware limited liability company, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.  The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  October 20, 2003

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., its general partner

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners L.P., its general partner

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BVF INVESTMENTS L.L.C.

By:	BVF Partners L.P., its manager

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BVF PARTNERS L.P.

By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BVF INC.

By:	/s/ Mark N. Lampert
Mark N. Lampert
President